Exhibit (j)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 44 to the Registration Statement (Form N-1A, No. 33-66262) of GAMCO Global Series Funds, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 1, 2018